Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 15, 2018 (except for Notes 1, 13 and 14, as to which the date is November 30, 2018), in the Amendment No. 8 to the Registration Statement (Form F-1/A, No. 333-225677) and related Prospectus of Navios Maritime Containers L.P. for the registration of its common units.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

November 30, 2018